BION ENVIRONMENTAL TECHNOLOGIES, INC.
                            SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), is made and entered into as of December 23, 1999 by and among the following shareholders of BION ENVIRONMENTAL TECHNOLOGIES, INC., a Colorado corporation (the "Company"): D2 Co., LLC, a Delaware limited liability company ("D2 Co"), Mark A. Smith ("MAS"), Jere Northrop ("JN"), Jon Northrop ("JNN"), LoTayLingKyur, Inc., a Nevada corporation ("LTLK"), LTLK Defined Benefit Plan (the "Plan") and Dublin Holding, Ltd., a corporation organized under the laws of the Turks and Caicos Islands, British West Indies ("Dublin") (each of D2 Co., MAS, JN, JNN, LTLK, the Plan and Dublin is sometimes referred to as a "Shareholder" and collectively they may be referred to as the "Shareholders").

                             W I T N E S S E T H:

     WHEREAS, MAS, JN and JNN, or affiliates of any thereof (including LTLK, the Plan and Dublin) currently own in excess of 50% of the issued and outstanding capital stock of the Company;

     WHEREAS, pursuant to a management agreement dated the date hereof ("Management Agreement") between D2 Co. and the Company, D2 Co. will receive warrants to purchase additional shares of Common Stock and may receive additional shares of Common Stock in lieu of cash as payment of the Fee provided for therein;

     WHEREAS, pursuant to a warrant purchase agreement dated the date hereof between D2 Co. and the Company, D2 Co. is purchasing warrants to purchase additional shares of Common Stock for an aggregate purchase price of $1,000,000;

     WHEREAS, the Shareholders deem it desirable to enter into this Agreement in order to set forth certain agreements among themselves granting certain rights and imposing certain restrictions on themselves, the Company and the shares of capital stock in the Company now or at any time held by the Shareholders or issuable to the Shareholders upon the exercise of any options or warrants now or at any time held by the Shareholders (collectively, the "Shares").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Definitions.  As used in this Agreement:

     "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or other ownership interest, by contract or otherwise.

     "Beneficially Own" or "Beneficial Ownership" shall, as to any Person, be

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determined or computed in the manner provided under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, but on a fully-diluted and as converted basis.

     "Closing Date" means the date hereof.

     "Common Stock" means the no par value common stock of the Company.

     "Exempt Transfer" as defined in Section 4 below.

     "Immediate Family" means, as to any individual, (i) such individual's spouse, children, parents or siblings, and (ii) the respective executors, administrators, conservators, guardians or custodians during the minority of such persons.

     "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Shareholder" means any Person who is a party to this Agreement or is a successor or assign thereof contemplated by Section 8 below.

     "Shares" as defined in the recitals hereto.

     "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect or vote for the election of the directors of such Person.

     2.   Board of Directors.

          (a) From and after the date of this Agreement and until the provisions of this Section 2 cease to be effective, each Shareholder shall vote or cause to be voted all Voting Stock and any other voting securities of the Company over which such Shareholder has Beneficial Ownership or voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a shareholder, director, member of a committee of the Board of Directors or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that:

               (i) the number of directors constituting the entire Board of Directors of the Company (the "Board") shall be seven;

               (ii) the following persons shall at all times be members of the Board and shall be elected to the Board at each annual meeting of the shareholders of the Company:

                    (1) three persons to be designated by D2 Co. prior to January 30, 2000 pursuant to the Management Agreement, who shall initially be David Mitchell, Salvatore J. Zizza and an as yet unnamed individual;

                    (2) with the consent of the Company, the person nominated by D2 pursuant to Section 6 of the Management Agreement;

               (iii)  the removal from the Board (with or without cause) of

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any representative designated hereunder by D2 Co. at any time while it shall be entitled to designate a representative to serve on the Board under clause
(ii)(1) above, shall only be at D2 Co.'s written request (and at times when D2 Co. is not entitled to so designate representatives to the Board, such person or representatives may be removed, with cause, by vote of the Board or the Shareholders or without cause by a vote of the Shareholders); and

               (iv) if any representative designated hereunder by D2 Co. for any reason ceases to serve as a member of the Board during his term of office at any time while D2 Co. shall be entitled to designate a representative to serve on the Board under clause (ii) above, the resulting vacancy on the Board shall be filled by a representative designated by D2 Co. as provided hereunder.

          (b) If D2 Co. fails to designate a representative to fill a directorship or if any directorship remains unfilled following the designation of persons pursuant to the terms of this Section 2, or if a party is no longer entitled or available to serve as a director as provided in this Section 2, the number of directors constituting the entire Board shall be reduced accordingly.

     3. Conflicting Agreements. Each Shareholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Shareholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Shareholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement. In addition, each Shareholder shall, from time to time, grant such waivers and execute such consents, proxies or other instruments, and make such filings with and seek such consents and approvals from governmental authorities or other Persons, as may be necessary to give effect to or carry out the provisions of this Agreement.

     4. Disposition of Shares. No Shareholder shall transfer, sell, convey, exchange, pledge or otherwise dispose of ("Transfer") any Shares of the
Company except in connection with a sale of all or substantially all of the outstanding stock of the Company or a merger of the Company with another Person. Notwithstanding the foregoing, a Shareholder shall be entitled to effect any of the following transfers (each an "Exempt Transfer"): (i) Transfers by a Shareholder to an entity wholly owned by it at all times following such Transfer; (ii) Transfers pursuant to applicable laws of descent and distribution to members of such Shareholder's Immediate Family, or Transfers during the lifetime of such Shareholder to such Shareholder's spouse, adult children or to a trust whose beneficiaries are members of such Shareholder's Immediate Family and (iii) Transfers of a number of Shares up to the "Maximum Amount" (as defined below), computed cumulatively for all Transfers made under this clause (iii) from and after the date hereof;
provided that, in the case of Exempt Transfers of the types referenced in clauses (i) and (ii) above, the restrictions contained in this Section 4 will continue to be applicable to Shares and the transferee of such Shares must have agreed in writing to be bound by the terms and conditions of this
Agreement applicable to the Shareholder.   For purposes hereof, the "Maximum
Amount" shall be equal to (a) with respect to MAS, shares with a gross sales price of up to $1,000,000 sold prior to December 31, 2004, (b) with respect to JN and JNN, shares with aggregate gross proceeds of up to $150,000 each, sold prior to December 31, 2004, and (c) in the event the Transfers referred to in both clauses (a) and (b) have occurred prior to December 31, 2004, then
(1) with respect to MAS, shares with aggregate gross proceeds of up to an additional $1,000,000 and (2) with respect to D2 Co., shares with aggregate gross proceeds of up to $1,000,000 each sold prior to December 31, 2004. In the event of the Company desires to enter into a future financing transaction in which an additional lock-up period on the Transfer of Shares has been

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requested, each Shareholder agrees to negotiate in good faith with the
Company with respect to the extent of any such additional Transfer restrictions.

     5.  Representations and Warranties.

         (a) Each Shareholder represents and warrants the following with respect to himself, herself or itself, as the case may be:

              (i) Authorization. All corporate action on the part of each Shareholder which is not an individual necessary for the authorization, execution, delivery and performance by such Shareholder of this Agreement has been taken. This Agreement is a legal, valid and binding obligation of each Shareholder, enforceable against such Shareholder in accordance with its terms.

              (ii) No Violation. The execution and delivery of this Agreement will not (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of a Shareholder which is not an individual, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which a Shareholder is a party or by which it or any of its assets may be bound, or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Shareholder or any of its, his or her assets.

     6. Termination. The provisions of this Agreement will terminate upon the earlier to occur of (i) December 31, 2004, (ii) the closing of a sale of all or substantially all of the assets of the Company or (iii) a merger or consolidation in which the Company is not the surviving entity. In addition, this Agreement, or any portion thereof, may be terminated with the written agreement of the Shareholders Beneficially Owning more than 80% of the Shares Beneficially Owned by all Shareholders.

     7. Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of Shareholders holding more than eighty percent (80%) of the Shares Beneficially Owned by all Shareholders. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     8. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that in the case of an assignment, such assignment shall be made in conjunction with a Transfer of Shares, such assignment shall specifically provide that the assignee shall assume all obligations of the assigning Shareholder, and such assignee shall execute and deliver to the Company and the other Shareholders a counterpart of this Agreement. Notwithstanding the foregoing, no purchaser of Shares sold pursuant to an effective registration statement filed by the Company or in an unsolicited open market transaction effected pursuant to Rule 144 shall be subject to the provisions hereof or deemed a Shareholder hereunder.

     9.  Legend on Certificates. The Shareholders agree that all Common Stock

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and other stock of the Company now or hereafter owned by the parties to this
Agreement, shall be subject to the provisions of this Agreement and the certificates representing said shares shall bear substantially the following legends:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Company or any transfer agent acting on behalf of the Company except upon the receipt of an opinion of counsel, satisfactory to the Company, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Company, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws."

     "The securities represented by this certificate are subject to the terms of that certain Shareholders' Agreement dated as of December 23, 1999, among certain of its Shareholders, as the same may be amended from time to time."

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     11. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     12. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the addresses shown on the signature pages hereof, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

     13. Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of New York.

     14. Final Agreement. This Agreement constitutes the complete agreement of the parties concerning the matters referred to herein.

     15. Execution in Counterparts. This Agreement may be executed in any number of Counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     16. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.


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     17.  Remedies.  The parties hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies available under any applicable law. The parties hereto agree and acknowledge that money may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting bond or other security) in order to enforce, or prevent any violations of, the provisions of this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first set forth above.

                                      D2 CO., LLC



                                      By: /s/ David J. Mitchell
                                         Title: President

                        Address:      5 East 59th Street, 3rd Floor
                                      New York, NY 10022

                                      /s/ Mark A. Smith
                                      MARK A. SMITH

                        Address:      409 Spruce Street
                                      Boulder, CO 80302

                                       /s/ Jere Northrop
                                      JERE NORTHROP

                        Address:      8899  Main Street
                                      Williamsville, NY 14221

                                      /s/ Jon Northrop
                                      JON NORTHROP

                        Address:      555 17th Street, Suite 3310
                                      Denver, CO 80202

LOTAYLINGKYUR, INC.


By: /s/ Mark A. Smith
    Title: President
  Address:     409 Spruce Street
               Boulder, CO 80302

By: /s/ Mark A. Smith
    Title: Trustee
    Address:     409 Spruce Street
                 Boulder, CO 80302

DUBLIN HOLDING, LTD.


By: /s/  Mark A. Smith
    Title: Authorized Agent
  Address:     409 Spruce Street
               Boulder, CO 80302


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